 Exhibit 10.9.4
Addendum No. 9 to the Contract dated 2/25/07between Cameron Jacobs and Millennium group Worldwide inc.  concerning the property described as: (Buyers)

See Exhibit A atgdied hereto and Incoreated herein (the "Contract"). Buyer and Seller make the following terms and conditions part of the Contract:

1.	The legal description attached hereto as Exhibit A Is the legal description of the property,
2.	Paragraph BOA line 183 of the Contract is hereby modified to substitute " single family residential " in place of "Vacant Platted Lots''.
3.
The Parties hereby agree that all Buyers obligations in this Contract shall be contingent on the completion of the  Initial Public Offering ("!PO") placed by Buyer on or before August 17, 2007. At all times during the !PO  process, this agreement shalt remain in full force and effect. In the event the funding requirements of the IPO are not met and this transaction closed, on or before March 15, 2009, this agreement shall automatically terminate and the parties shall be released from all obligations herein.

4.	Buyer may assign this agreement to an entity controlled by Buyer without Seller's prior consent.

Millennium Group Worldwide, Inc.

Date:	December 31, 2008	Buyer:	/s/ Julius Jackson, Sr.
Julius Jackson, Sr, President

Date:	Buyer:

Seller: /s/ Cameron Jacobs Cameron Jacobs
Date:	December 31, 2008
Date:		Seller: